UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 28, 2008
Date of Report (Date of earliest event reported)
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

85 S. Bragg St. Suite 600, Alexandria, VA	22312

(Address of principal executive offices)	(Zip Code)
703-270-2900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
Signatures
EXHIBIT INDEX
EX-10.1 Sublease by and between Honeywell Technology Solutions, Inc. and Cuisine Solutions, Inc. dated May 21, 2008
EX-10.2 Consent to sublease agreement and second amendment to lease by and among HUB Properties, Honeywell Technology Solutions, Inc. and Cuisine Solutions, Inc. dated July 28, 2008
EX-10.3 2800 Eisenhower Avenue, Alexandria VA Lease between HUB Properties Trust, landlord and Dimensions International, Inc. Tenant dated March 3, 2004
EX-10.4 First Amendment to Lease entered into October 25, 2005 by and between HUB Properties Trust and Dimensions International, Inc.

Item 1.01  Entry into a Material Definitive Agreement

On July 28, 2008, Cuisine Solutions, Inc. (the “Registrant”) entered into a sublease agreement (the “Sublease”) with Honeywell Technology Solutions, Inc. for 15,532 square feet of office space located at 2800 Eisenhower Avenue Suite 450, Alexandria, VA  22314 (the “New Location”).  The target commencement date of the Sublease is October 15, 2008, and the New Location will house the Registrant’s principal executive offices and training center.  The sublease provides for an initial term of approximately six years, ending June 30, 2014, with monthly rental payments starting from $28,475.33 and increasing 3% per annum on each July 1 thereafter.   The Registrant has issued an irrevocable letter of credit  for $28,475.34 as a security deposit.  Honeywell Technology Solutions will reimburse the first $271,810 of tenant improvements related to the New Location.

The foregoing description of the Sublease is qualified in its entirety by reference to the Sublease, which is attached as Exhibit 10.1 to this Current Report of Form 8-K and is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: July 31, 2008	By:	/s/ Ronald Zilkowski
Ronald Zilkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

EX-10.1	Sublease by and between Honeywell Technology Solutions, Inc. and Cuisine Solutions, Inc. dated May 21, 2008

EX-10.2	Consent to sublease agreement and second amendment to lease by and among HUB Properties, Honeywell Technology Solutions, Inc. and Cuisine Solutions, Inc. dated July 28, 2008

EX-10.3	2800 Eisenhower Avenue, Alexandria VA Lease between HUB Properties Trust, landlord and Dimensions International, Inc. Tenant dated March 3, 2004

EX-10.4	First Amendment to Lease entered into October 25, 2005 by and between HUB Properties Trust and Dimensions International, Inc.